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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Paper Warehouse, Inc.

We have issued our report dated March 10, 2000 (except for note 6 to the financial statements, as to which the date is March 21, 2000 and March 31, 2000) accompanying the consolidated financial statements of Paper Warehouse, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended January 28, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement (Form S-8) of the aforementioned report.

                                       Grant Thornton LLP

                                       /s/ Grant Thornton LLP

Minneapolis, Minnesota
April 27, 2000